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                                                                      Exhibit 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Patten Corporation of our report dated April 26, 1995, included in the 1995 Annual Report to Shareholders of Patten Corporation.

We also consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 33-26613) pertaining to the Second Amended and Restated 1985 Stock Option Plan of Patten Corporation and in the related Prospectus,
(ii) the Registration Statement (Form S-8 No. 33-16292) pertaining to the 1987 Employee Stock Purchase Plan of Patten Corporation and in the related Prospectus, (iii) the Registration Statement (Form S-8 No. 33-26614) pertaining to the 1988 Outside Directors Stock Option Plan of Patten Corporation and in the related Prospectus and (iv) the Registration Statement (Form S-8 No. 33-48075) pertaining to the Patten Corporation Retirement Savings Plan and in the related Prospectus of our report dated April 26, 1995, with respect to the consolidated financial statements of Patten Corporation incorporated herein by reference for the year ended April 2, 1995.


ERNST & YOUNG LLP


West Palm Beach, Florida
June 12, 1995